UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 10, 2018

PATRIOT NATIONAL BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Connecticut	000-29599	06-1559137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

900 Bedford Street, Stamford, Connecticut 06901

(Address of Principal Executive Offices) (Zip Code)

(203) 324-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 10, 2018 (the “Closing Date”), Patriot National Bancorp, Inc. (the “Company”) completed a merger with Prime Bank, a Connecticut bank headquartered in New Haven County, located in the Town of Orange, CT (“Prime Bank”) pursuant to that certain merger agreement dated August 1, 2017 (“Merger Agreement”) by and among the Company, Patriot Bank, N. A., a wholly-owned subsidiary of Patriot (“Patriot Bank”), Prime Bank and a stockholder representative of Prime Bank (the “Stockholder Representative”).

Pursuant to the Merger Agreement, as of the Closing Date, the separate existence of Prime Bank ceased and Prime Bank merged into Patriot Bank. All assets of Prime Bank as they existed at the Closing Date passed to and vest in the surviving entity. Stockholders of Prime Bank prior to the merger received aggregate cash consideration equal to 115% of Prime Bank’s tangible book value (“TBV”) as of the Closing Date (“Merger Consideration”). Moreover, all outstanding stock options of Prime Bank prior to the merger were settled by cash payment in an amount equal to the amount by which the per share Merger Consideration exceeds the exercise price of each stock option. As of the Closing Date, the Company paid Prime Bank an initial cash consideration in the aggregate amount of approximately $5.9 million.

In addition, the parties to the Merger Agreement have determined how certain loans will be treated in connection with the calculation of Prime Bank’s TBV and agreed that the aggregate cash consideration will be subsequently adjusted as deficiency factors associated with certain loans are cured over a specified period of time.

The foregoing descriptions of the terms of the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the form of the Merger Agreement filed as Exhibit 10(a) (21) to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2017 filed on August 2, 2017.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Current Report on Form 8-K in relation to the acquisition is filed as Exhibit 99.1 herewith.

(d) Exhibits.

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Combined Financial Statements for the three months ended March 31, 2018 and the twelve months ended December 31, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: May 15, 2018	By:	/s/ Richard Muskus
Name: Richard Muskus
Title: President